                        Independent Auditors' Consent

The Board of Trustees
Oppenheimer Trinity Large Cap Growth Fund
And Oppenheimer Growth Fund:

We consent to the use of our incorporation by reference in the Registration
Statement of Oppenheimer Growth Fund on Form N-14 of our reports dated August
21, 2002 and September 23, 2002 relating to the financial statements and financial highlights appearing in the July 31, 2002 Annual Report to the
Shareholders of Oppenheimer Trinity Large Cap Growth Fund and in the August
31, 2002 Annual Report to the Shareholders of Oppenheimer Growth Fund,
respectively.

We also consent to the reference to our firm under the headings "What are the
Tax Consequences of the Reorganization" and "Agreement and Plan of
Reorganization" in the combined Prospectus and Proxy Statement which is part of the Registration Statement of Oppenheimer Trinity Large Cap Growth Fund
and Oppenheimer Growth Fund on Form N-14.

                                                /s/KPMG LLP
                                                -----------
                                                KPMG LLP

Denver, Colorado
July 15, 2003